Exhibit 10.16

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into as of March 18, 2020 (the “Effective Date”) by and between Alloy Therapeutics, LLC, a Delaware limited liability company with offices located at 44 South Main Street, 2nd Floor, Hanover, NH 03755 (“ATX”), and Prometheus Biosciences INC, with its offices located at 9410 Carroll Park Drive, San Diego CA 92121 (“LICENSEE”). ATX and LICENSEE may each be referred to individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, ATX Controls (as defined below) the ATX Technology (as defined below); and

WHEREAS, LICENSEE is engaged in the research, development and commercialization of pharmaceutical products; and

WHEREAS, LICENSEE desires to use the ATX Technology to generate antibodies for preclinical development, clinical development and commercialization; and

WHEREAS, ATX desires to grant to LICENSEE a license to use the ATX Technology for such purposes, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS

1.1

Capitalized Terms. For purposes of this Agreement (including its appended schedules and exhibits), the capitalized terms used in this Agreement shall have the defined meanings set forth below or elsewhere in this Agreement. Capitalized singular, plural, and other variant forms of the defined terms shall have the corresponding meanings.

(a)

“Affiliate” means, with respect to a Party, any company or other entity controlled by, controlling, or under common control with such Party, where the term “controlled by” (with correlative meanings for the terms “controlling” and “under common control with”) means for purposes of this definition the possession, through ownership or control, directly or indirectly, of more than 50% of the voting power, which voting power in the case of a corporation is entitled to vote for the election of directors, or otherwise has the actual right and ability to control and direct the management and business affairs.

(b)

“Antibody” means an immunoglobulin molecule capable of specific binding to a biological target, such as a polypeptide, carbohydrate, polynucleotide, lipid, etc., through at least one antigen recognition site, located in the variable region of the immunoglobulin molecule. The term “Antibody” encompasses not only full-length immunoglobulin molecules, but also any antigen-binding fragments thereof, fusion proteins comprising an antibody or antigen-binding fragment thereof, and any other modified configuration of the antibody or antigen-binding fragment thereof comprising an antigen recognition site.

(c)	“ATX Antibody” means any Antibody isolated by or on behalf of LICENSEE from the ATX Mice using the ATX Technology pursuant to this Agreement.

(d)	“ATX Indemnitee” has the meaning provided in Section 11.2.

(e)	“ATX Know-How” means the Know-How listed on Exhibit A, attached hereto.

(f)	“ATX Mouse” means a genetically modified humanized mouse provided by ATX to LICENSEE under this Agreement, as further described in Exhibit B, attached hereto.

(g)	“ATX Platform” means the ATX Know-How and the ATX Mice.

(h)	“ATX Platform Improvement” means any optimization, modification or improvement to the ATX Platform Controlled by ATX after the Effective Date.

(i)	“ATX Technology” means the ATX Platform and the ATX Platform Improvements.

(j)	“Business Day(s)” means any day other than Saturday, Sunday, or bank or other national holidays in the United States.

(k)

“Change of Control” means, with respect to a Party: (i) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation; (ii) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party; or (iii) the sale or other transfer to a Third Party of all or substantially all of such Party’s business. Notwithstanding the foregoing to the contrary, a transaction, or series of related transactions, intended to raise funds through the sale of equity or convertible debt securities to current or future investors shall not constitute a Change of Control.

(l)	“Confidential Information” has the meaning provided in Section 9.1.

(m)

“Controlled” means, in reference to any information, materials, Patent Rights or other intellectual property, that the applicable Party owns, possesses, or has a license to such information, materials, Patent Rights or other intellectual property (including through control of an Affiliate or through a license from an Affiliate or Third Party) with the right or ability to grant the other Party a license or a sublicense or other right (as applicable) under same as provided in this Agreement without violating the terms of any agreement or other arrangement with any Third Party or increasing a financial obligation to any Third Party other than royalties proportional to net sales of a product or service or payments the Party receiving such license or sublicense or other right agrees to reimburse the first Party.

(n)	“Development Milestone” has the meaning provided in Section 4.5.

(o)	“Discovery Period” has the meaning provided in Section 10.1.

(p)

“EMA” means the European Medicines Agency, an agency of the European Union, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the European Union.

(q)

“FDA” means the United States Food and Drug Administration, or any successor agency thereto having the administrative authority to regulate the marketing of human pharmaceutical products or biological therapeutic products, delivery systems and devices in the United States of America.

(r)	“FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as amended.

(s)	“Field” means any field of use.

(t)

“First Commercial Sale” means, with respect to any Product, the first sale of such Product by LICENSEE or any of its Affiliates or Sublicensees to a Third Party for distribution, use or consumption in a country or jurisdiction in the Territory after Regulatory Approval for the commercial sale of such Product has been obtained in such country or jurisdiction.

(u)

“Governmental Authority” means any (i) federal, state, local, municipal, foreign or other government, (ii) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal), (iii) multinational governmental organization or body, or (iv) entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

(v)

“IND” means an investigational new drug application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA or (b) the equivalent application to the equivalent Regulatory Authority in any other regulatory jurisdiction, the filing of which is necessary to initiate or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

(w)

“Know-How” means all know-how, whether or not reduced to writing, technical information, data, ideas, concepts, materials (including but not limited to chemical and biological materials), techniques, specifications, processes, software, algorithms, practices, methods, material compositions, formulas, discoveries, inventions, trade practices, and trade secrets, whether or not patentable.

(x)

“LICENSEE Data” means anonymized data concerning the performance of the ATX Mice that are generated from discovery work performed by or on behalf of LICENSEE during the Discovery Period; provided however, LICENSEE Data shall not include [***].

(y)	“LICENSEE Indemnitee” has the meaning provided in Section 11.1.

(z)	“Losses” has the meaning provided in Section 11.1.

(aa)	“Partnered Antibody” has the meaning provided in Section 3.1.

(bb)	“Partnered Antibody Program” has the meaning provided in Section 3.1.

(cc)	“Partnered Antibody Program Patents” has the meaning provided in Section 3.2.

(dd)

“Patent Rights” means any and all original (priority-establishing) patent applications filed anywhere in the world, including provisional and non-provisional applications, and all related applications thereafter filed including a common priority right, including any continuations, continuations-in-part, divisional and substitute applications, any patents issued or granted from any such patent applications, and any reissues, renewals, reexaminations, extensions (including by virtue of any supplementary protection certificates) of any such patents, and any confirmation patents, inventor’s certificates or registration patents or patents of addition based on any such patents, and all foreign counterparts or equivalents in any country or jurisdiction of any of the foregoing.

(ee)	“Phase II Clinical Trial” means a human clinical trial of a compound or product that would satisfy the requirements of U.S. 21 C.F.R. Part

312.21(b), as amended, and is intended to explore a variety of doses, dose response, and duration of effect, and to generate evidence of clinical safety and effectiveness for a particular indication or indications in a target patient population, or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.

(ff)

“Phase III Clinical Trial” means a human clinical trial of a compound or product that would satisfy the requirements of U.S. 21 C.F.R. Part 312.21(c), as amended, and is intended to (a) establish that the compound or product is safe and efficacious for its intended use, (b) define contraindications, warnings, precautions and adverse reactions that are associated with the compound or product in the dosage range to be prescribed, and (c) support Regulatory Approval for such compound or product, or a similar clinical study prescribed by the relevant Regulatory Authorities in a country other than the United States.

(gg)

“Product” means a pharmaceutical composition, formulation or other product comprising one or more Partnered Antibody(ies), in final form suitable for human use. For the sake of clarity, such human use further comprises diagnostic and therapeutic uses.

(hh)

“Platform Assisted Antibody” means any Antibody discovered, invented, developed, enhanced, adapted, derived, modified, or improved from an ATX Antibody and any optimized form thereof (including, but not limited to, optimization through affinity maturation or sequence optimization).

(ii)

“Regulatory Approval” means receipt of all approvals, licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, ministry, department, bureau or other government entity that are necessary for the use or sale of a particular Product in the jurisdiction for a particular indication, including any approvals for importation, manufacture, pricing, and/or reimbursement where necessary for effective market entry.

(jj)

“Regulatory Authority” means any country, federal, supranational, state or local regulatory agency, ministry, department, bureau or other governmental entity having authority in any country, region, or supra-national jurisdiction to grant a Regulatory Approval, such as the FDA, EMA or any equivalent governmental entity in any other country.

(kk)	“Selection Notice” has the meaning provided in Section 3.1.

(ll)	“Selection Period” has the meaning provided in Section 10.1.

(mm)

“Sublicensee” means a Third Party or Affiliate to whom LICENSEE has granted a license or sublicense of the right to use, have used, make, have made, market, have marketed, offer for sale, have offered to sell, sell, have sold, export and/or import one or more Partnered Antibodies and/or Products.

(nn)	“Territory” means the entire world.

(oo)	“Third Party” means any entity other than ATX or LICENSEE or an Affiliate of ATX or LICENSEE.

2.	LICENSE TO ATX TECHNOLOGY; RESTRICTIVE COVENANTS; TECHNOLOGY TRANSFER

2.1	License Grant.

(a)

License to ATX Technology. Subject to the terms and conditions of this Agreement, (i) ATX hereby grants to LICENSEE a worldwide, non-exclusive license under all of ATX’s patent and other intellectual property rights to use the ATX Technology solely for antibody discovery, including without limitation, immunizing ATX Mice, isolating ATX Antibodies or cells that produce ATX Antibodies from the ATX Mice, cloning of the ATX Antibodies, modification of the ATX Antibodies to produce Platform Assisted Antibodies, and in vitro and in vivo characterization of the ATX Antibodies and Platform Assisted Antibodies for internal, non-clinical research purposes; and (ii) with respect to ATX Antibodies and Platform Assisted Antibodies that are selected by LICENSEE for inclusion into a Partnered Antibody Program, ATX hereby grants to LICENSEE a worldwide, assignable (solely pursuant to Section 12.6) license under all of ATX’s patent and other intellectual property rights covering the ATX Technology to make, or have made, use, offer for sale, sell, import, develop, manufacture and commercialize Partnered Antibodies as Products in the Field in the Territory. LICENSEE shall have the right to sublicense (through multiple tiers) its rights under Section 2.1(a)(ii), subject to Section 3.4.

(b)	No Sublicenses. Except in connection with LICENSEE’s right to assignment under Section 12.6, LICENSEE shall not sublicense or otherwise transfer its rights granted under Section 2.1(a)(i).

(c)

Right to Subcontract. LICENSEE may exercise its rights under Section 2.1(a)(i) through one or more Third Party subcontractors, provided that any such Third Party subcontractor having direct access to any ATX Mice shall be subject to the prior written approval by ATX, further provided that: (i) such Third Party subcontractor is bound by written obligations of confidentiality and non-use as restrictive as those set forth in this Agreement; and (ii) LICENSEE remains liable for any act or omission of such Third Party subcontractor to the same extent as if LICENSEE had performed such act or made such omission hereunder.

(d)

License to ATX. Subject to the terms and conditions of this Agreement, LICENSEE hereby grants to ATX a limited, worldwide, royalty-free, fully-paid up, non-exclusive license to use the LICENSEE Data solely for the purpose of marketing the ATX Platform and developing ATX Platform Improvements. LICENSEE will use commercially reasonable efforts to provide ATX with the LICENSEE Data listed in Exhibit D.

2.2	No Implied Licenses. Except as expressly provided for herein, no other right or license under any Know How or Patent Rights Controlled by a Party is granted to the other Party.

2.3	Restrictive Covenants. LICENSEE agrees that it:

(a)

shall abide by all industry accepted guidelines applicable to the use, handling and disposal of genetically modified animals and comply in all material respects with all applicable laws and regulations which relate to the use of the ATX Technology;

(b)

shall use diligent efforts to ensure that the ATX Mice and any progeny thereof do not come into contact with any mice other than ATX Mice, and in particular shall not intentionally or recklessly breed ATX Mice with each other or any other mice;

(c)	shall not make any genetic modifications to the ATX Mice or any progeny thereof;

(d)	shall not sequence the genome of the ATX Mice or any progeny thereof or otherwise “reverse engineer” the ATX Mice or any progeny thereof;

(e)	shall not derive embryonic or other stem cells from the ATX Mice or any progeny thereof that could be used to make ATX Mice;

(f)	shall not use the ATX Technology, except in accordance with the license grants set forth in Section 2.1(a); and

(g)	shall not transfer the ATX Technology other than to an approved Third Party subcontractor.

2.4

Technology Transfer. In furtherance of the license to ATX Technology that is granted to LICENSEE pursuant to Section 2.1(a), ATX and LICENSEE shall cooperate to arrange for and complete an orderly transfer from ATX to LICENSEE, or to make such other mutually acceptable arrangements as are reasonably necessary, to provide LICENSEE with access to the ATX Know-How within [***] Business Days after the Effective Date.

3.	PARTNERED ANTIBODY PROGRAMS

3.1	Selection of Partnered Antibodies. LICENSEE shall have the right, from time to time and by written notice to ATX (the “Selection Notice”), to select certain ATX

Antibodies and Platform Assisted Antibodies (each such selected individual Antibody, a “Partnered Antibody,” and such set of Antibodies, a “Partnered Antibody Program”), subject to the limitations set forth in Section 10.1 and Exhibit C, for further research, development and commercialization as Products. Each Selection Notice shall set forth the sequence of each ATX Antibody selected to be a Partnered Antibody. In addition, if the sequence for any ATX Antibody or Platform Assisted Antibody is included in a filing for Patent Rights by LICENSEE or publicly disclosed by LICENSEE, and LICENSEE has not yet provided a Selection Notice that includes the relevant ATX Antibody; then within [***] days after the date of such filing or public disclosure, LICENSEE will notify ATX of such filing or public disclosure and identify the sequence for each ATX Antibody included therein. In that case, LICENSEE will be deemed to have provided a Selection Notice for that Partnered Antibody Program as of the date of the filing for Patent Rights or public disclosure, again subject to the limitations set forth in Section 10.1 and Exhibit C.

3.2

Partnered Antibody Program Patents. LICENSEE shall have the sole right to develop the patent strategy and file for Patent Rights that claim [***] Antibodies identified in a Selection Notice, any Platform Assisted Antibodies derived therefrom, compositions and formulations that comprise such Antibodies and/or Platform Assisted Antibodies (including Products), any use of such Antibodies and/or Platform Assisted Antibodies or compositions or formulations, and methods of making such Antibodies and/or Platform Assisted Antibodies or compositions or formulations (such Patent Rights, the “Partnered Antibody Program Patents”). LICENSEE shall bear all costs, expenses and fees of counsel and other professional advisors incurred with respect to its preparation, filing, prosecution, maintenance, enforcement or defense of Partnered Antibody Program Patents.

3.3

Ownership and Use of Partnered Antibodies, Partnered Antibody Program Patents, and LICENSEE Data. Regardless of inventorship and without limitation on the provisions of Section 6.1(b), LICENSEE shall own any Partnered Antibodies and Partnered Antibody Program Patents and, for the avoidance of doubt, the LICENSEE Data. Should LICENSEE fail to pay when due the payments required hereunder after [***] days’ notice from ATX including a demand for payment, LICENSEE, and its assignees and licensees, shall immediately cease all commercial use of the Partnered Antibodies, Partnered Antibody Program Patents, and LICENSEE Data.

3.4

Sublicenses to Partnered Antibody Programs. Each sublicense granted by LICENSEE to a Sublicensee of LICENSEE’s rights granted under Section 2.1(a)(ii) shall be subject and subordinate to this Agreement and shall contain provisions consistent with the terms and conditions of this Agreement. Except as to sublicenses to Affiliates, subcontractors and service providers, LICENSEE shall as soon as reasonably practicable provide ATX with a copy of any executed sublicense agreement granting a sublicense to a Sublicensee hereunder (which copy may be redacted to remove provisions which are not necessary to monitor compliance with this Section 3.4). Each such sublicense agreement shall contain the following provisions: (a) a requirement that the Sublicensee comply with the confidentiality and non-use provisions of this Agreement with respect to ATX Confidential Information; and (b) a requirement that the Sublicensee submit reports with respect to Products to LICENSEE to the extent necessary or relevant to the reports required to be made or records required to be maintained under this Agreement. Notwithstanding any sublicense, LICENSEE shall remain primarily liable to ATX for the performance of all of LICENSEE’s and its Sublicensees’ obligations under, and LICENSEE’s and its Sublicensees’ compliance with all provisions of, this Agreement.

4.	FEES AND PAYMENTS

4.1	Upfront Fee. LICENSEE shall pay to ATX a non-refundable, non-creditable upfront fee in the amount of [***] which shall be due on the earlier of (a) [***], or (b) [***] days after the Effective Date.

4.2	Annual Fee. LICENSEE shall pay to ATX a non-refundable, non-creditable annual fee in the amount of [***] on each anniversary of the Effective Date during the Discovery Period.

4.3

Mouse Fee. LICENSEE shall pay to ATX a fee in the amount of [***] per ATX Mouse delivered to LICENSEE. LICENSEE shall be responsible for the shipping and handling costs related to the delivery of the ATX Mice to LICENSEE.

4.4

Partnered Antibody Program Fee. After LICENSEE’s actual or deemed provision of a Selection Notice to ATX in accordance with Section 3.1, LICENSEE shall pay to ATX, in accordance with Section 4.9, a non-refundable, non-creditable fee in the amount of [***] for each Partnered Antibody Program (the “Partnered Antibody Program Fee”). Thereafter, on each anniversary of the date of such payment of the Partnered Antibody Program Fee, LICENSEE shall pay to ATX a non-refundable, non-creditable fee in the amount of [***] for each Partnered Antibody Program that has not been irrevocably, unconditionally and fully abandoned by written notice to ATX prior to or on such anniversary. For clarity, such abandonment shall include the express abandonment of all Partnered Antibody Program Patents for such Partnered Antibody Program.

4.5

Development Milestone Payments. For each Product, if any of the events listed below in this Section 4.5 (each, a “Development Milestone”) is achieved by LICENSEE or any assignee or Sublicensee of LICENSEE, then LICENSEE shall notify ATX within [***] days after the successful completion of each Development Milestone, and in accordance with Section 4.9, LICENSEE shall pay to ATX the non-refundable, non-creditable payment listed opposite that Development Milestone below:

Milestone for each Product	Development Milestone Payment
[***]	[***]
[***]	[***]

[***]	[***]

4.6

Commercial Payments. Upon the First Commercial Sale of each Product, whether achieved by LICENSEE or any assignee or Sublicensee of LICENSEE, LICENSEE shall notify ATX and, in accordance with Section 4.9, shall pay to ATX the following schedule of non-refundable, non-creditable Commercial Payments:

Commercial Payment Date	Commercial Payment Amount

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

4.7

Sublicensee Fees. In the event LICENSEE sublicenses its rights in and to a Partnered Antibody Program to one or more Sublicensee(s), LICENSEE shall notify ATX in accordance with Section 3.4 and shall pay to ATX, in accordance with Section 4.9, a one-time fee of [***].

4.8

Payments. The Development Milestones set forth herein are intended to be successive, meaning for clarity that if a Product does not achieve a particular milestone, such skipped milestone event shall be deemed to have been achieved upon the achievement by such Product of any subsequent milestone event. The milestone payment for any such skipped milestone event shall be due concurrently with the payment of the milestone payment in respect of such subsequent milestone event. All payments shall be made in US dollars by wire transfer from a US bank account designated by LICENSEE to a US bank account designated by ATX. For the avoidance of doubt, the Parties acknowledge and agree that the Development Milestone payments, Commercial Payments, and other payments due hereunder were negotiated as arms-length payments for the rights and licenses granted hereunder, including access to the ATX Know-How relating to the discovery, identification and characterization of Partnered Antibodies and the right to seek Partnered Antibody Program Patents. In determining the amounts payable hereunder, the Parties have taken into account the likely duration of protection in any Patent Rights included in the ATX Technology, and have agreed on payment periods that may exceed such duration in light of the value of the use of any such Patents Rights during the period of time that they remain in effect and the value of the use of other proprietary intellectual property after such duration, in order to facilitate the calculation and payment of amounts due. It is expressly acknowledged and agreed that any portion of any payments made that LICENSEE may allocate to the use of any such Patent Rights licensed by ATX is attributable to the use of any such Patent Rights during the duration of its validity.

4.9	Invoicing. ATX shall provide an invoice for each payment due under this Article 4, and the applicable payment will be due within [***] days after receipt of the invoice.

5.	TAX; RECORDS; AUDITS; REPORTS

5.1	Tax Matters.

(a)

LICENSEE Payments to ATX Without Withholding. LICENSEE shall make all payments to ATX under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.

(b)

LICENSEE Payment of Tax. Any tax required to be withheld on amounts payable to ATX under this Agreement shall promptly be paid by LICENSEE on behalf of ATX to the appropriate Governmental Authority, and LICENSEE shall furnish ATX with proof of payment of such tax. Any such tax required to be withheld shall be an expense of and borne by ATX, unless it results from a change in the tax domicile of LICENSEE, in which case LICENSEE shall promptly pay ATX any portion of such tax that is not refundable to, or does not create a right to claim a credit against corporate income taxes payable by, ATX.

5.2	Records; Audits.

(a)

LICENSEE shall keep, and cause its Affiliates and Third Party subcontractors, assignees or Sublicensees to keep, complete and accurate records of all matters related to the research and development of the ATX Antibodies and/or Partnered Antibodies relevant to the determination of any payment to be made by LICENSEE under this Agreement, including without limitation, records relating to the milestone events covered in Sections 4.5, for [***] years after the close of the year to which they relate. At the request and expense of ATX, LICENSEE and its applicable Affiliates and its Third Party subcontractors or Sublicensees shall permit an independent certified public accountant appointed by ATX and reasonably acceptable to LICENSEE, at reasonable times and upon [***] Business Days prior notice, to examine in confidence such records as may be necessary to verify the satisfaction of any of LICENSEE’s obligations, or the correctness or completeness of any payment made, under this Agreement.

(b)

The foregoing right of examination may be exercised only once per calendar year. Results of any such examination shall be limited to information relating to the applicable payment obligations. The accountant shall disclose to ATX only whether the applicable payments were correct or incorrect and the amount of any discrepancy between an amount due and an amount paid.

5.3

Reports. On each anniversary of the Effective Date, LICENSEE shall provide ATX with a written report describing the progress during the previous year of the development and licensing of Partnered Antibody Programs and Products, if any, by LICENSEE or Sublicensees, and providing a summary of Partnered Antibody Program Patents. The form and substance of such annual report shall be at LICENSEE’s reasonable discretion but shall include (a) a listing of each active Partnered Antibody Program and a statement as to whether LICENSEE has included any additional Platform Assisted Antibodies as Partnered Antibodies within that particular Partnered Antibody Program, and (b) such information as ATX may reasonably request to estimate the timing and amount of payments due to ATX under this Agreement.

6.	INTELLECTUAL PROPERTY

6.1	Ownership.

(a)

ATX Technology. As between the Parties, the ATX Technology and all intellectual property rights therein is and shall remain the sole property of ATX and all rights to any ATX Technology generated under this Agreement shall solely vest in ATX.

(b)

Antibodies. As described above, LICENSEE shall have a license that includes the right to commercialize Partnered Antibodies as Products and shall own any Partnered Antibodies and Partnered Antibody Program Patents. LICENSEE acknowledges that it shall have no right to commercialize, license, or assign any rights to commercialize ATX Antibodies and/or Platform Assisted Antibodies not included in a Partnered Antibody Program, regardless of inventorship. For the sake of clarity, the foregoing sentence shall not limit the exercise by LICENSEE, or its Sublicensee, of its rights to enforce Partnered Antibody Program Patents against Third Parties.

7.	REPRESENTATIONS, WARRANTIES, AND DISCLAIMERS OF WARRANTIES

7.1

Mutual Representations and Warranties. Each Party represents and warrants to the other that: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and each person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any applicable law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

7.2	ATX Representations. ATX represents to LICENSEE as of the Effective Date that:

(a)	ATX’s rights in the ATX Technology are valid, subsisting and enforceable;

(b)	ATX has, and will continue to have, all necessary rights and licenses to grant to LICENSEE the rights and permissions granted pursuant to this Agreement;

(c)	The ATX Technology is free and clear of any encumbrances, liens, pledges, charges, security interests, leases, adverse claims or encumbrances of any kind or character whatsoever;

(d)

The consummation of this Agreement will not, with respect to ATX’s rights in and to ATX Technology: (i) result in the loss or impairment of such rights; (ii) trigger any additional obligations or liabilities on LICENSEE or its Sublicensees for such rights; (iii) give rise to any rights of any Third Party to terminate such rights; (iv) trigger or otherwise give rise to payment of any additional amounts with respect to such rights; or (v) require the consent of any Third Party in respect of such rights;

(e)

ATX has not granted any Third Party any right, license or interest in or under, nor assigned, transferred, conveyed or encumbered any right, title and interest in and to, any of the ATX Technology that is in conflict with the rights and licenses granted to LICENSEE under this Agreement;

(f)

To ATX’s knowledge, neither the use of the ATX Technology, including the ATX Mice, nor the practice by ATX of the ATX Technology has infringed, misappropriated or otherwise violated, and does not infringe, misappropriate or otherwise violate, the Patent Rights of any Third Party;

(g)

ATX and, to ATX’s knowledge after due inquiry and diligence, its licensor have not received notice from, or been prosecuted through a legal action by, any Third Party claiming that the use or exploitation of the ATX Technology infringes any Third Party’s Patent Rights or Know-How;

(h)

To ATX’s knowledge after due inquiry and diligence, no additional licenses to intellectual property rights owned or controlled by Third Parties are required for use of the ATX Technology as contemplated under this Agreement; and

(i)	No consent by any Third Party or governmental entity is required with respect to the execution and delivery of this Agreement by ATX or the consummation by ATX of the transactions contemplated hereby.

7.3

Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE ATX TECHNOLOGY IS PROVIDED “AS IS” AND ATX EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF

ANY THIRD PARTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ATX DOES NOT WARRANT, AND DISCLAIMS ANY WARRANTIES WITH REGARDS TO: (A) THE SUCCESS OF ANY PARTNERED ANTIBODY PROGRAM OR PRODUCT, (B) THE SAFETY OR USEFULNESS FOR ANY PURPOSE OF THE ATX TECHNOLOGY, ANY PARTNERED ANTIBODY OR PRODUCT; AND/OR (C) THE VALIDITY OR ENFORCEABILITY OF THE PARTNERED ANTIBODY PROGRAM PATENTS.

7.4

Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 9 OR IN THE CASE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (ALL OF THE FOREGOING, THE “EXCEPTIONS”), NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; PROVIDED THAT THIS SECTION 7.4 SHALL NOT BE CONSTRUED TO LIMIT LICENSEE’s PAYMENT OBLIGATIONS HEREUNDER WITH RESPECT TO MILESTONES OR OTHER FEES OR EITHER PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 11. OTHER THAN IN THE CASE OF THE EXCEPTIONS AND IN CONNECTION WITH A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 11, NEITHER PARTY WILL BE LIABLE FOR MORE THAN THE CONSIDERATION RECEIVED BY ATX FROM LICENSEE UNDER THIS AGREEMENT, INCLUDING MILESTONES OR OTHER FEES.

8.	COMPLIANCE WITH LAW

From the Effective Date until termination or expiration of this Agreement, ATX and LICENSEE shall comply (and shall cause their respective Affiliates and Sublicensees to comply) in all material respects with all applicable laws and regulations concerning any of their activities hereunder.

9.	CONFIDENTIALITY

9.1

Confidential Information. Except to the extent expressly authorized by this Agreement or agreed in writing by the Parties, each Party agrees that, during the Discovery Period and for a period of [***] years thereafter, the receiving Party shall keep confidential and shall not publish or otherwise disclose, and shall not use for any purpose other than as expressly permitted in this Agreement, any information furnished to it by the other Party pursuant to this Agreement, or the terms and conditions of this Agreement (collectively, “Confidential Information”). For the avoidance of doubt, as long as LICENSEE retains license rights to any Partnered Antibodies and/or Products hereunder, data and other information relating thereto shall be considered LICENSEE’s Confidential Information. Each Party may use such Confidential Information of the other Party only to the extent required to accomplish the purposes of this Agreement or exercise its rights under the licenses granted to it under this Agreement. Each Party shall use at least the same standard of care to protect the other Party’s Confidential Information as it uses to protect proprietary or confidential information of its own, but in no event less than reasonable care. Each Party shall promptly notify the other upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information. The Parties further acknowledge that each Party has disclosed to the other Party (or its Affiliates), prior to the Effective Date, certain Confidential Information pursuant to non-disclosure and/or material transfer agreements entered into between the Parties (or a Party’s Affiliates), that limit the disclosure and use of such information by the receiving Party. The Parties hereby agree that any such Confidential Information earlier disclosed by one Party to the other (or its Affiliates) under such earlier agreements shall be deemed to be the Confidential Information of the disclosing Party and subject to all the terms of this Article 9, as well as the additional terms covering such information and materials (if any) under the earlier agreements.

9.2

Exceptions. The obligations of non-disclosure and non-use under Section 9.1 shall not apply as to particular Confidential Information of a disclosing Party to the extent that the receiving Party can prove by competent written evidence that such Confidential Information: (a) is at the time of receipt, or thereafter has become, through no act or failure to act on the part of the receiving Party (or its Affiliates or Sublicensees or Third Party subcontractors), published, generally known or otherwise available in the public domain; (b) is known by the receiving Party at the time of receiving such information, as evidenced by its records; (c) is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure; (d) is independently discovered or developed by the receiving Party without reference to Confidential Information belonging to the disclosing Party; or (e) is the subject of a written permission to disclose provided by the disclosing Party.

9.3	Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party solely to the extent such disclosure is reasonably necessary in connection with the following:

(a)	prosecuting Patent Rights as permitted by this Agreement; hereunder;

(b)	in connection with regulatory filings and communications for Partnered Antibody Programs and/or Products that such Party has a license or right to develop under this Agreement;

(c)	prosecuting or defending litigation;

(d)	complying with applicable court orders or governmental laws or regulations;

(e)

disclosure to Affiliates, Sublicensees, Third Party subcontractors, clinical or non-clinical institutions, and consultants (including their potential entities) on a need to know basis and only for purposes of performance of such Party’s obligations under this Agreement, and provided, in each case, that any such Affiliate, Sublicensee, or Third Party subcontractor, clinical or non-clinical institutions, and consultants (including their potential entities) agrees to be bound by similar terms of written confidentiality and non-use at least equivalent in scope to those set forth in this Article 9; or

(f)

disclosure to existing or potential Third Party investors, financial institutions, funding sources, merger partners, acquirers, and professional advisors (including lawyers, accountants, and investment bankers) solely as reasonably necessary in the context of a potential transaction to which the Confidential Information is material, provided that any such Third Party agrees to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 9.

Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 9.3(d) or 9.3(f), it shall, except where impracticable, give reasonable advance notice to the other Party of such planned disclosure and use reasonable efforts to secure, or to assist the other Party in securing, confidential treatment of and/or a protective order regarding such information. In the case of authorized disclosure set forth in Section 9.3(a) through 9.3(f) above such Party shall disclose only such Confidential Information of the other Party as is required to be disclosed. Each Party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement as required under the regulations of Securities and Exchange Commission in the US or similar regulatory agency in any other country including requests for confidential information or proprietary information of either Party to be included in any such disclosure. Authorized disclosure of the Confidential Information pursuant to this Section 9.3 shall not be deemed exceptions pursuant to Section 9.2 unless and until publicly available.

9.4

Publicity. No disclosure of the existence, or the terms, of this Agreement may be made by either Party, and neither Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employees in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written consent of the other Party, except as may be required by law. Either Party may make subsequent public disclosure of the same contents as previously done pursuant to the foregoing of this Section 9.4.

9.5

Return of Confidential Information. Upon termination of this Agreement, the receiving Party shall promptly return to the disclosing Party or destroy the disclosing Party’s Confidential Information, including all copies thereof, except for archive copies of electronic databases maintained in the ordinary course of business and for non-commercial purposes or to the extent that retention of such Confidential Information is reasonably necessary for the receiving Party to exploit any continuing rights it may have and/or to fulfil its obligations contemplated herein, including its obligations of non-disclosure and non-use hereunder. Any such destruction requested by the disclosing Party shall be certified in writing to the disclosing Party by an authorized officer of the receiving Party. The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving Party of its obligations under this Agreement.

10.	TERM AND TERMINATION

10.1

Discovery Period and Selection Period. The period of LICENSEE’s access to the ATX Technology under this Agreement shall commence on the Effective Date and shall continue for a period of [***] years from the Effective Date (the “Discovery Period”). The period of time during which LICENSEE may select Partnered Antibodies from among the ATX Antibodies as provided in Section 3.1 shall be the Discovery Period plus an additional [***] following expiration of the Discovery Period (such period, including the Discovery Period, the “Selection Period”) LICENSEE shall have the right to add Platform Assisted Antibodies to the corresponding Partnered Antibody Program both during the Selection Period and after the Selection Period provided that all applicable Partnered Antibody Program annual fees have been paid through the current year.

10.2

Termination for Cause. Each Party shall have the right to terminate this Agreement upon [***] days’ prior written notice to the other Party upon the breach by such other Party of any material obligation under this Agreement, provided that such notice has given sufficient detail of the basis for the material breach and the breaching Party has not cured such material breach within the [***] day period following such written notice.

10.3	Termination by LICENSEE Without Cause. At any time, LICENSEE may terminate this Agreement for any or no reason by providing ATX at least [***] days prior written notice.

10.4

Termination for Insolvency. Either Party may terminate this Agreement by written notice to the other with immediate effect if the other Party becomes insolvent, is compelled to file bankruptcy, is determined otherwise imminently subject to control by a bankruptcy trustee, liquidator or administrator or the equivalent, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party pursuant to the laws of the jurisdiction in which such Party is doing business; provided that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] days after the filing thereof.

10.5

Termination of Discovery Period for Change of Control. ATX may terminate the Discovery Period of this Agreement upon written notice to LICENSEE in the event that there is a Change of Control of LICENSEE. LICENSEE shall give ATX written notice of any such Change of Control within [***] days of the effective date thereof. For clarity, a decision by ATX to terminate the Discovery Period will begin the [***] year period of the Selection Period during which LICENSEE may continue to select Partnered Antibody Programs in accordance with Section 3.1.

10.6	Effect of Termination or Expiration; Surviving Obligations.

(a)	In the event LICENSEE selects Partnered Antibodies under this Agreement, or Partnered Antibodies are otherwise designated as provided herein, (a) the right of use set forth in Section 3.3, (b) the license grant set forth in Sections 2.1(a)(ii), and (c) Article 4 shall each survive termination or expiration of this Agreement until the Partnered Antibody Program including such Partnered Antibodies is irrevocably, unconditionally and fully abandoned; but only for as long as LICENSEE continues to meet its payment obligations under Article 4. Upon LICENSEE’s payment of each and all of the Development Milestone payments and Commercial Payments provided for hereunder for a particular Product, the license grant set forth in Section 2.1 (a)(ii) for that particular Product shall become fully paid-up, irrevocable and perpetual.

(b)

Upon early termination by either Party or expiration of this Agreement, at ATX’s written request, LICENSEE and its Affiliates shall return or destroy, as directed by ATX, the ATX Technology, the ATX Antibodies, the Partnered Antibodies and Product, except as may be reasonably required in order to exercise any rights surviving such termination or expiration.

(c)

Termination or expiration of this Agreement shall not relieve the Parties of any obligation accruing prior to such termination or expiration. The following provisions of this Agreement shall survive termination or expiration of this Agreement: Article 1, Article 3, Article 4, Article 5, Section 6.1, Article 7, Article 9, Section 10.1, Section 10.6, Article 11 and Article 12.

10.7

Exercise of Right to Terminate. The use by either Party hereto of a termination right provided for under this Agreement shall not in and of itself give rise to the payment of damages or any other form of compensation or relief to the other Party with respect thereto.

11.	INDEMNIFICATION

11.1

Indemnification by ATX. ATX hereby agrees to indemnify, defend and hold harmless LICENSEE and its Affiliates and their respective directors, officers, employees and agents (each, a “LICENSEE Indemnitee”) from and against any and all claims, suits, actions, demands, liabilities, damages, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any LICENSEE Indemnitee may become subject, to the extent such Losses result from any claim, demand, action or other proceeding against the LICENSEE Indemnitee by any Third Party to the extent based upon the breach by ATX of any representation, warranty, covenant or agreement made by ATX in this Agreement, except to the extent such Losses result from the negligence or willful misconduct of any LICENSEE Indemnitee or the breach by LICENSEE of any representation, warranty, covenant or agreement made by LICENSEE in this Agreement. For avoidance of doubt, such indemnification shall not apply to any Loss caused by the sale of any Product by LICENSEE to any Third Party.

11.2	Indemnification by LICENSEE. LICENSEE hereby agrees to indemnify, defend and hold harmless ATX and its Affiliates and their respective directors, officers,

employees and agents (each, a “ATX Indemnitee”) from and against any and all Losses to which any ATX Indemnitee may become subject, to the extent such Losses result from any claim, demand, action or other proceeding against the ATX Indemnitee by any Third Party to the extent based upon: (i) the manufacture, use, handling, storage, sale or other disposition of any Product and/or Partnered Antibody by LICENSEE, its Affiliates or Sublicensees, or (ii) the breach by LICENSEE of any representation, warranty, covenant or agreement made by LICENSEE in this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any ATX Indemnitee or the breach by ATX of any representation, warranty, covenant or agreement made by ATX in this Agreement.

11.3

Control of Defense. Any Party or any of its indemnitees entitled to indemnification under this Article 11 shall give notice to the indemnifying Party of any Losses for which it is claiming indemnification promptly after learning of such Losses, and the indemnifying Party shall assume the defense of such Losses with counsel reasonably satisfactory to the indemnified Party. If such defense is assumed by the indemnifying Party with counsel so selected, the indemnifying Party shall not be liable for any settlement of such Losses made by the indemnified Party without consent of the indemnifying Party (provided that such consent is not unreasonably withheld or delayed), and shall not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified Party with respect to such Losses or indemnification claim.

11.4

Insurance. Each Party shall maintain at its expense insurance coverage consistent with normal business practices and adequate to cover the risks associated with its performance of any activities hereunder, and each Party acknowledges and agrees that the maintenance of such insurance coverage shall not relieve either Party of its obligations under this Agreement. Each Party shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to the other upon request.

12.	GENERAL PROVISIONS

12.1

Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws and regulations of the State of New York, as well as United States federal law and regulations, without giving effect to any conflicts of laws principles. Any legal suit, action or proceeding arising out of or related to this Agreement or the licenses granted hereunder shall be instituted exclusively in the federal courts of the United States or the courts of the State of New York, in each case located in the State of New York, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding, and irrevocably waives any objection based on inconvenient forum or lack of personal jurisdiction. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court.

12.2

Equitable Relief. The Parties agree that irreparable damage may occur which may not be adequately compensated by monetary damages alone if Section 9 of this Agreement is breached. It is accordingly agreed that the Parties shall be entitled to seek equitable relief (including an injunction or specific performance) to enforce a Party’s rights under Section 9 in addition to any other remedy to which a Party is entitled at law.

12.3

Entire Agreement; Modification. This Agreement, including its appendices and exhibits, which are hereby incorporated by reference, is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. In the event of any inconsistency between the terms of the body of this Agreement and the terms of any appendices or exhibits, the body of this Agreement shall control. This Agreement supersedes all prior and contemporaneous agreements and communications between the Parties, whether oral, written or otherwise, concerning the subject matter contained herein. No rights or licenses with respect to any intellectual property of either Party are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.

12.4

Relationship of the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative or agent of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

12.5

Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right to be effective must be in writing signed by such Party, and shall be limited to the specified matter and, if applicable, the specified period of time in such writing.

12.6	Assignment.

(a)

Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by LICENSEE without the prior written consent of ATX (which consent shall not be unreasonably withheld).

(b)

LICENSEE may assign this Agreement and any of its rights and obligations hereunder to an Affiliate, or an acquirer of all or substantially all of its therapeutic business, provided that prompt notice of such assignment is given to ATX (as a condition of the assignment being binding on ATX) and that LICENSEE or the relevant successor-in-interest shall remain liable to

ATX for the complete and timely performance by its assignee of the obligations so assigned.

(c)

ATX may assign this Agreement to any successor owner of the ATX Technology and may assign or grant a security interest in any payments (and related rights to receive reports or other notices) to any reputable financial institution or funding source.

(d)

The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment not in accordance with this Agreement shall be void.

12.7	No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any Third Party other than those Parties executing it.

12.8

Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, all other portions shall remain in full force and effect, and the Parties shall use their reasonable efforts to substitute for the invalid, unenforceable or illegal provision a valid, enforceable and legal provision which conforms as nearly as possible with the original intent of the Parties.

12.9

Notices. All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered (a) when sent, if sent by electronic mail, provided the electronic mail receipt is promptly confirmed by telephone or electronic mail, (b) when delivered, if delivered personally to the intended recipient and (c) [***] days following sending by overnight delivery via a reputable international courier service that maintains record of receipt and, in each case, addressed to a Party at the following address for such Party.

If to ATX:

Alloy Therapeutics, LLC c/o Ulysses Diversified Holdings

44 South Main Street, 2nd Floor

Hanover, NH 03755

Attention: [***]

Email: [***]

with copy to (which shall not constitute notice):

Attention: [***]

Email: [***]

If to LICENSEE:

Prometheus Biosciences, Inc.

9410 Carroll Park Drive

San Diego, CA 92121

Attention: [***] VP, Development

Email: [***]

with a copy to (which shall not constitute notice):

9410 Carroll Park Drive

San Diego, CA 92121

Attention: [***]

Email: [***]

12.10

Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party’s reasonable control, including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, terrorism, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur and continues to use diligent, good faith efforts to avoid the effects of such event and to perform the obligation. Notice of a Party’s failure or delay in performance due to force majeure must be given to the other Party within [***] days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. The Party failing or delaying in performance of any obligation under this Agreement by reason of such force majeure event shall use reasonable effort to recover from such force majeure event to perform its obligations, provided that in no event shall any Party be required to prevent or settle any labor disturbance or dispute. Notwithstanding the foregoing, should the event(s) of force majeure suffered by a Party extend beyond a [***]-month period, the other Party may then terminate this Agreement by written notice to the non-performing Party, with the consequences of such termination as set forth in Section 10.6.

12.11

Headings; Interpretation. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of such agreements and shall not be deemed to limit or affect any of the provisions hereof or thereof. Unless otherwise specified, the words “herein” and similar terms shall be considered as pertaining to the agreement in which they appear in its entirety and not only to an isolated portion thereof.

12.12

Counterparts. This Agreement may be executed (including by use of industry standard signature software, such as DocuSign®) and sent by email in PDF format and in one or more counterparts, each of which shall be deemed an original, and together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

ALLOY THERAPEUTICS, LLC

By:	/s/ Errik Anderson
Name:	Errik Anderson
Title:	CEO

LICENSEE

By:	/s/ Christopher Slavinsky
Name:	Christopher Slavinsky
Title:	General Counsel & Head of BD

[SIGNATURE PAGE TO ATX/LICENSEE LICENSE AGREEMENT]

ATX LICENSE AGREEMENT

EXHIBIT A

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ATX LICENSE AGREEMENT

EXHIBIT B

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ATX LICENSE AGREEMENT

EXHIBIT C

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ATX LICENSE AGREEMENT

EXHIBIT D

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